Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated December 14, 2006, related to the financial statements of Trend Mining Company for the fiscal year ended September 30, 2006, for the filing with and attachment to Trend Mining Company’s Registration Statement on Form SB-2. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Richey, May & Co., LLP

Richey, May & Co., LLP Englewood, Colorado

February 14, 2007